Exhibit 1.1

Archipelago Holdings, Inc.

Common Stock

Form of Underwriting Agreement

, 2004

Goldman, Sachs & Co.,

J.P. Morgan Securities, Inc.

Banc of America Securities LLC

Credit Suisse First Boston LLC

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Piper Jaffray & Co.

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004

Ladies and Gentlemen:

Archipelago Holdings, Inc., a Delaware corporation (“Arca Inc.”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of         shares of Common Stock, $.01 par value (“Stock”) of Arca Inc. and the stockholders of Arca Inc. named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of         shares and, at the election of the Underwriters, up to         additional shares of Stock.  The aggregate of         shares to be sold by Arca Inc. and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of         additional shares to be sold by the Selling Stockholders is herein called the “Optional Shares”.  The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

On or prior to the date hereof, pursuant to the filing of a Certificate of Conversion and a Certificate of Incorporation with the Secretary of State of the State of Delaware, Archipelago Holdings, L.L.C., a Delaware limited liability company (“Arca LLC”), converted into Arca Inc.  As used in this agreement, prior to the consummation of the Incorporation Transactions (as defined below), references to the “Company” shall be deemed to be references to Arca LLC, and after the consummation of the Incorporation Transactions, references to the “Company” shall be deemed to be references to Arca Inc.

Arca Inc. and the Underwriters, in accordance with the requirements of Rule 2720 (“Rule 2720”) of the National Association of Securities Dealers, Inc. (the “NASD”) and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Piper Jaffray & Co. (in such capacity, and not otherwise, the “Independent Underwriter”) as a “qualified independent underwriter” within the meaning of Rule 2720 (b) (15) of the NASD in connection with the offering and sale of the Shares.

1.         (a)       Arca Inc. represents and warrants to, and agrees with, each of the Underwriters and the Independent Underwriter that:

(i)          A registration statement on Form S-1 (File No. 333-113226) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”;

(ii)         No order preventing or suspending the use of the Preliminary Prospectus, dated      , 2004, or any Preliminary Prospectus dated subsequent thereto, has been issued by the Commission, and each such Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by the Independent Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(iii)        The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by the Independent Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(iv)        Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the member’s equity or capital stock, as the case may be, or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

(v)         Neither Arca Inc. nor any of its subsidiaries own any real property; Arca Inc. and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by Arca Inc. and its subsidiaries;

(vi)        Arca Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); each of the significant subsidiaries, as defined in Rule 1-02(w) of Regulation S-X under the Act (the “Significant Subsidiaries”) of Arca Inc. has been duly formed or incorporated, as the case may be, and is validly existing as a limited liability company or corporation, as the case may be, in good standing under the laws of its jurisdiction of formation or incorporation, as the case may be;

(vii)       Arca Inc. has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of Arca Inc. have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock or ownership interests, as the case may be, of each subsidiary of Arca Inc. have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by Arca Inc., free and clear of all liens, encumbrances, equities or claims;

(viii)      The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus;

(ix)                   The issue and sale of the Shares to be sold by Arca Inc. hereunder and the compliance by Arca Inc. with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Certificate of Incorporation as in effect on the date hereof (the “Certificate of Incorporation”) or By-laws of Arca Inc. or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Arca Inc. or any of its subsidiaries or any of their properties, except, in the case of clause (A) or (C), as would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by Arca Inc. of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(x)          Neither Arca Inc. nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which would, with respect to clause (ii) of this Section 1(a)(xi), individually or in the aggregate have a Material Adverse Effect;

(xi)         Except as described in the Prospectus, Arca Inc. and each of its Significant Subsidiaries own, possess, license or have other rights to use, on reasonable terms and free and clear of all security interests or liens, except as otherwise set forth in the Prospectus, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Arca Inc.’s business in the manner described in the Prospectus (collectively, the “Intellectual Property”) except where the failure to own, possess, license or otherwise have a right to use, or ability to acquire, on reasonable terms and free and clear of all security interests or liens, any Intellectual Property would not individually or in the aggregate have a Material Adverse Effect.

(xii)        Arca Inc. and each of its subsidiaries have such permits, licenses, consents, exemptions, authorizations, orders, registrations, qualifications and other approvals (each, an “Authorization”) of, and have made all filings with and notices to, all Governmental Authorities and all Self Regulatory Organizations necessary to conduct its business in the manner described in the Prospectus, and is a member in good standing and is in compliance with the applicable laws, rules, regulations, orders, by-laws and similar requirements of each federal, state or foreign exchange, board of trade, clearing house or association and Self-Regulatory Organizations or similar organizations necessary to conduct its business in the manner described in the Prospectus, except where the failure to have any such Authorization or filing or notice would not, individually or in the aggregate, have a Material Adverse Effect. “Self-Regulatory Organization” shall mean the National Association of Securities Dealers (the “NASD”), the Commodity Futures Trading Commission of the United States (the “CFTC”), the New York Stock Exchange, Inc., the American Stock Exchange, the Pacific Exchange, Inc. (the “Exchange”), the Municipal Securities Rulemaking Board, the Chicago Stock Exchange, The Chicago Mercantile Exchange, the Chicago Board of Trade, the Cincinnati Stock Exchange, the Minneapolis Grain Exchange and the New York Futures Exchange, the National Securities Clearing Corporation, the Depositary Trust Corporation, or other commission, board, agency or body that is not a Governmental Authority (as defined herein) but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, electronic communications networks (“ECNs”), insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which the Company or any of its subsidiaries is otherwise subject.  “Governmental Authority” shall mean any court, administrative agency or commission, including, without limitation, the Commission, or other federal, state or local Governmental Authority or instrumentality of any nation and any agencies, departments or subdivisions thereof.

(xiii)       Arca Inc. and each of its subsidiaries have timely filed all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed with or pursuant to the rules of (a) the Commission or the CFTC, (b) any other applicable federal, state, local or foreign governmental authorities or (c)

any Self-Regulatory Organization (all such reports and statements, including the financial statements, exhibits, annexes and schedules thereto, being collectively referred to herein as the “Reports”), including, without limitation, all reports, registrations, statements and filings required under the Securities Laws (as defined herein), and the rules and regulations promulgated thereunder, except for filings the failure of which to make will not materially adversely affect the ability of Arca Inc. or any of its subsidiaries to consummate the transactions and acts contemplated by this Agreement and will not have a Material Adverse Effect on Arca Inc. or any of its subsidiaries.  Each of the Reports, when filed, complied in all material respects as to form with, and the requirements of, the statutes, rules, regulations and orders enforced or promulgated by the Commission or CFTC or Governmental Authority or Self-Regulatory Organization with which they were filed.  “Securities Laws” means, collectively, the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Investment Advisers Act of 1940, as amended, the Investment Company Act of 1940, as amended, the Commodity Exchange Act of 1974, as amended, and any state securities and “blue sky” laws;

(xiv)      Each of Wave Securities, L.L.C. (“Wave”), Archipelago Securities, L.L.C. (“Archipelago Securities”), and Archipelago Trading Services, Inc. (“Archipelago Trading”), is registered with the Commission as a broker-dealer under Section 15(b) of the Exchange Act, and is a member in good standing of the NASD.  Each of Wave and Archipelago Securities is registered as a broker-dealer with each State in the United States of America and the District of Columbia and Puerto Rico;

(xv)       Arca Inc. and its subsidiaries

    (1)  to the best of Arca Inc.’s knowledge, have received no notification or communication from any Governmental Authority or Self-Regulatory Organization (a) asserting that any of them has not been or is not in compliance with any of the statutes, rules, regulations or ordinances which such Governmental Authority or Self-Regulatory Organization enforces, or has otherwise engaged in any unlawful business practice, (b) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange, or governmental authorization, (c) requiring any of them to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the managers thereof to adopt any resolution or policy) or (d) restricting or disqualifying the activities of Arca Inc. or any of its subsidiaries (except for restrictions generally imposed by rule, regulation, or administrative policy on brokers or dealers generally or by a Self-Regulatory Organization), except in the case of (a), (b), (c), or (d) above where such action would not, individually or in the aggregate, have a Material Adverse Effect; and;

    (2)  are not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization against the Company or any of its subsidiaries or any current or former manager, officer, director or employee thereof with respect to their employment with the Company that would individually or in the aggregate have a Material Adverse Effect; and;

    (3)  are not, nor is any person directly or indirectly controlling, controlled by or under common control of any of them, subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act or a disqualification that would be a basis for censure, limitations on the activities, functions, or operations of, or suspension or revocation of the registration of any broker-dealer subsidiary of Arca Inc. as a broker-dealer, an ECN, an “alternative trading system” (as such term is defined in Rule 300 of Regulation ATS under the Exchange Act), a national securities exchange, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and there is no reasonable basis for a proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

 (xvi)     The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain United States Tax Consequences to Non-U.S. Holders of Common Stock”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xvii)     Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of Arca Inc.’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xviii)    Arca Inc. is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xix)       Neither Arca Inc. nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(xx)        Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and PricewaterhouseCoopers, who have certified certain financial statements of REDIBook ENC, LLC, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(xxi)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements of the Company in conformity with generally accepted accounting principles and to maintain accountability for assets of the Company, (iii) access to assets of the Company is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder;

(xxii)  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to include any securities of the Company with the Shares registered pursuant to the Registration Statement, except as otherwise disclosed in the Prospectus or as have been waived in writing by such person in connection with the offering of the Shares contemplated hereby;

(b)             Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters, the Independent Underwriter and Arca Inc. that:

(i)          All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)         The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not in any material respect conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii)        Such Selling Stockholder has, and immediately prior to the each Time of Delivery (as defined in Section 5 hereof) such Selling Stockholder will be the registered owner of such Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares as directed by the Underwriters, to a nominee designated by The Depository Trust Company (“DTC”) and the crediting of such Shares on the records of DTC to securities accounts of the respective Underwriters and payment therefor pursuant thereto, (a) DTC will be a “protected purchaser” (as defined under Section 8-303 of the Uniform Commercial Code of Delaware (the “Delaware UCC”)) provided that it has no “notice” of an adverse claim within the meaning of Section 8-105 of the Delaware UCC, (b) the respective Underwriters will acquire a security entitlement in respect of such Shares under Section 8-501 of the Uniform Commercial Code of New York (the

“New York UCC”) and (c) no action based on an adverse claim to such security entitlement may be asserted against the respective Underwriters provided that they have no “notice” of an adverse claim within the meaning of Section 8-105 of the New York UCC;

(iv)        During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder, any securities of Arca Inc. that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and as provided in the Lock-Up Agreement attached herto as Exhibit II), without your prior written consent;

(v)         Except as set forth in the Agreement Among Underwriters dated as of an even date herewith, such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of Arca Inc. to facilitate the sale or resale of the Shares;

(vi)        To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder, in its capacity as a Selling Stockholder, expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii)       In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii)      Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Arca Inc. as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the

“Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

(ix)         The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

2.         Subject to the terms and conditions herein set forth, (a) Arca Inc. and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Arca Inc. and each of the Selling Stockholders, at a purchase price per share of $       , the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by Arca Inc. and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from Arca Inc. and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to       Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares.  Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to Arca Inc., given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and Arca Inc. and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.         Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                              (a)  Arca Inc. hereby confirms its engagement of the services of Piper Jaffray & Co. as, and Piper Jaffray & Co. hereby confirms its agreement with Arca Inc. to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the NASD with respect to the offering and sale of the Shares.  Piper Jaffray & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “Independent Underwriter”.

(b)  Arca Inc. agrees promptly to reimburse the Independent Underwriter, in an amount not to exceed $10,000 in the aggregate, for documented out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and the services to be rendered hereunder.

5.         (a)  The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian on behalf of each of the Selling Stockholders, as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance.  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on        , 2004 or such other time and date as Goldman, Sachs & Co., Arca Inc. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, 10004 (the “Closing Location”), and the Shares will be delivered at the office to DTC or its designated custodian, all at such Time of Delivery.  A meeting will be held at the Closing Location at       p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6.         Arca Inc. agrees with each of the Underwriters and with the Independent Underwriter:

(a)         To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you and the Independent Underwriter with copies thereof; to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)         Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the

Shares, provided that in connection therewith Arca Inc. shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)         As soon as practicable on the New York Business Day next succeeding the date of this Agreement, and from time to time, to furnish the Underwriters and the Independent Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you and the Independent Underwriter may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and the Independent Underwriter and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)         To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of Arca Inc. and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of Arca Inc., Rule 158);

(e)         During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, (i) not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co.;

(f)          To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of Arca Inc. and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration

Statement), to make available to its stockholders consolidated summary financial information of Arca Inc. and its subsidiaries for such quarter in reasonable detail;

(g)         During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of Arca Inc. is listed; and (ii) such additional non-confidential information concerning the business and financial condition of Arca Inc. as you may from time to time reasonably request;

(h)         To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(i)          To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;

(j)          To file with the Commission such information on Form 10-Q of Form 10-K as may be required by Rule 463 under the Act; and

(k)   If Arca Inc. elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(l)   Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

7.         Arca Inc. and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters and the Independent Underwriter that (a) Arca Inc. will pay or cause to be paid the following: (i)  the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the Independent Underwriter and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar and (vii) all other costs and expenses incident to the performance of Arca Inc.’s obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, (ii) such Selling Stockholder’s pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.  In connection with clause (b) (iii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, if any, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  It is understood, however, that Arca Inc. shall bear, and the Selling Stockholders shall not be required to pay or to reimburse Arca Inc. for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.         The respective obligations of the Underwriters and the Independent Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the condition (in the case of the Underwriters) that the Independent Underwriter shall have furnished to the Underwriters the “Recommended Pricing Letter” (as defined in the Letter Agreement, dated as of      , 2004, among Piper Jaffray & Co. and the Representatives) and the following additional conditions:

(a)         The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)         Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), and (iv) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)  Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)          Arca Inc. has been duly incorporated and is an existing corporation in good standing under the laws of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)         Arca Inc. has an authorized capitalization as set forth in the Prospectus, and all outstanding shares of Common Stock, including the Shares, have been duly authorized and validly issued and are fully paid and nonassessable;

(iii)        Each of Archipelago Securities and Archipelago Exchange L.L.C. (“Archipelago Exchange”) is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation; and all of the issued ownership interests of Archipelago Securities and Archipelago Exchange are owned directly or indirectly by the Company (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(iv)  This Agreement has been duly authorized, executed and delivered by Arca Inc.;

(v) The issuance and sale of the Shares and the performance by the Company of its obligations under this Agreement will not (a) violate Arca Inc.’s Certificate of Incorporation or By-laws as in effect on the date of such opinion, (b) result in a default or breach of any of the agreements or instruments listed on Schedule III hereto, or (c) violate any Federal law of the United States or the laws of the State of New York or the Delaware General Corporation Law in each case applicable to Arca Inc., provided that such counsel need not express any opinion with respect to federal or state securities laws, antifraud laws, fraudulent transfer laws, antitrust and commodity laws, or as to bankruptcy, insolvency, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, or as to validity or enforceability of this Agreement;

(vi)        All regulatory consents, authorizations, approvals and filings required to be obtained or made by Arca Inc. under the Federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law for the issuance, sale and delivery of the Shares by Arca Inc. to the Underwriters have been obtained; and

(vii)  Arca Inc. is not, and after giving effect to the transactions contemplated in this Agreement will not be, an “investment company”, as such term is defined in the Investment Company Act.

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of Arca Inc. and its subsidiaries, certificates of public officials and other sources believed by such counsel to be responsible.

Such counsel shall also furnish you and the Independent Underwriter with a letter to the effect that, as counsel to Arca Inc., they have reviewed the Registration Statement and the Prospectus, participated in discussions with your representatives and those of the Company and its accountants and advised the Company as to the requirements of the Act and the applicable rules and regulations promulgated thereunder; between the date of the Prospectus and such Time of Delivery, such counsel participated in further discussions with your representative and those of the Company and its accountants in which the contents of certain portions of the Prospectus and related matters were discussed and reviewed certain certificates of certain officers of Arca Inc. and letters addressed to you and the Independent Underwriter from the Company’s independent accountants; on the bases of the information that such counsel gained in the course of the performance of the services referred to above, considered in the light of such counsel’s understanding of the applicable law and the experience such counsel have gained through their practice under the Act, they will confirm to you and the Independent Underwriter that, in such counsel’s opinion, the Registration Statement, and the Prospectus, as of the effective date of the Registration Statement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission; nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; nothing that came to the attention of such counsel in the course of the procedures described in the second clause of this paragraph caused such counsel to believe that the Prospectus, as of its date or as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions “Description of Capital  Stock” and “Underwriting” in the Prospectus insofar as they relate to provisions of documents therein described and those made under the caption “Certain United States

Tax Consequences to Non U.S. Holders of Common Stock” in the Prospectus insofar as they relate to provisions of U.S. Federal tax law therein described; also, such counsel need express no opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement or the Prospectus;  finally, such counsel may assume that any Rule 462(b) Registration Statement was filed with the Commission prior to the time that any confirmations of the sale of any of the Shares were sent or given to investors.  In addition, such counsel shall state that they do not know of any documents that are required to be filed as exhibits to the Registration Statement that are not so filed.

(d)  Baker & McKenzie, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)  Arca Inc. has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the states of California, Florida, Illinois and New York (such counsel being entitled to rely in respect of the opinion in this clause solely upon a certificate of officers of Arca Inc. and certificates of the Secretary of State (or other similar official));

(ii)  Each of Wave and Archipelago Trading is validly existing as a limited liability company or corporation, as the case may be, in good standing under the laws of its jurisdiction of formation or incorporation; and all of the issued ownership interests or capital stock, as the case may be, of Wave and Archipelago Trading are owned directly or indirectly by the Company (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates)

(iii)   To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(e)         The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel (a draft of each such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)          A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms;

(ii)         This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii)        No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;

(iv)        Upon payment for the Shares to be sold by such Selling Stockholder as provided in this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such shares in the name of Cede or such other nominee and the crediting of such Shares on the records of DTC to securities accounts of the Underwriters, (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement (it being understood that for the purpose of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on Arca Inc.’s share registry in accordance with its Certificate of Incorporation, By-Laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account(s) of the Underwriters on the records of DTC will have been made pursuant to the UCC).

        In rendering the opinion in paragraph (iv), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe both you and they are justified in relying upon such certificate.

 (f)         On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Ernst & Young LLP and PricewaterhouseCoopers shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(g)(i)     Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the member’s equity or capital stock, as applicable or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)         On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on ArcaEx, the exclusive equities trading facility of the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)          The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j)          The Company has obtained and delivered to the Underwriters executed copies of agreements substantially in the form of Annex II hereto (the “Lock-up Agreements”) of each director and officer of Arca Inc. and each member of Arca LLC;

(k)         Arca Inc. shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l)          Arca Inc. and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section;

(m)        The Company shall have received all approvals required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, including approvals from the Commission and from the Exchange; and

(n)         The Company shall have completed its reorganization from a Delaware limited liability company into a Delaware corporation, and all transactions described in the Prospectus under the heading “Certain Relationships and Related Transactions — Incorporation Transactions” (the “Incorporation Transactions”) shall have been completed in the manner described therein.

9.   The Independent Underwriter hereby consents to the references to it as set forth under the caption “Underwriting” in the Prospectus and in any amendment or supplement thereto made in accordance with Section 6(a) hereof.

10.  Each Underwriter hereby acknowledges and agrees that, in connection with such Underwriter’s purchase of its respective allocation of Shares pursuant to Section 2 hereof, Arca Inc. has no obligation to issue to such Underwriter, solely in its capacity as an Underwriter for the Shares, or to any subsequent transferee of such Shares, any shares of Stock pursuant to Section 9.17(b) of the Ninth Amended and Restated Limited Liability Company Agreement of Arca LLC, dated as of November 12, 2003, as amended by Amendment No. 1 thereto, dated as of February 27, 2004.

11.       (a)  Arca Inc. will indemnify and hold harmless each Underwriter and the Independent Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Independent Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary

Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, or the Independent Underwriter, as the case may be for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that Arca Inc. shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co., any Selling Stockholder or the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof.

(b)       Each Selling Stockholder will indemnify and hold harmless each Underwriter and the Independent Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Independent Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter or the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder including any Optional Shares and the initial public offering price of the Shares as set forth in the Prospectus.

(c)       Each Underwriter will indemnify and hold harmless Arca Inc. and each Selling Stockholder and the Independent Underwriter, as the case may be against any losses, claims, damages or liabilities to which Arca Inc. or such Selling Stockholder or the Independent Underwriter, as the case may be may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder and the Independent Underwriter, as the case may be for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder or the Independent Underwriter, as the case may be in connection with investigating or defending any such action or claim as such expenses are incurred.

          (d)     The Independent Underwriter will indemnify and hold harmless Arca Inc., each Selling Stockholder and each Underwriter against any losses, claims, damages or liabilities to which the Company or such Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof; and will reimburse Arca Inc. or each Underwriter as the case may be, for any legal or other expenses reasonably incurred by the Company or each Underwriter as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.  Notwithstanding the foregoing, in no event shall Piper Jaffray & Co. (as an Underwriter and as the Independent Underwriter) be required to contribute in the aggregate any amount in excess of the amount by which the total price at which the Shares underwritten by Piper Jaffray & Co. and distributed to the public were offered to the public exceeds the amount of any damages which Piper Jaffray & Co. has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(e)       Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f)        If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters and the Independent Underwriter on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters and the Independent Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters and the Independent Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  Each of the parties to this Agreement acknowledges that Piper Jaffray & Co., in its capacity as the Independent Underwriter, will not benefit from the offering of the Shares other than the underwriting discounts and commissions it receives in its capacity as Underwriter.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or either the Underwriters or the Independent Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Stockholders, the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters and the Independent Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public, and the Independent Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by Piper Jaffray & Co. and distributed to the public were offered to the public, exceeds the amount of any damages which such Underwriter or the Independent Underwriter, as the case may be, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ and the Independent Underwriter’s obligations in this subsection (f) to contribute are several in proportion to their (or in the case of the Independent Underwriter, Piper Jaffray & Co.’s) respective underwriting obligations and not joint.

(g)       The obligations of Arca Inc. and the Selling Stockholders under this Section 11 shall be in addition to any liability which Arca Inc. and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Arca Inc. (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls Arca Inc. or any Selling Stockholder or the Independent Underwriter within the meaning of the Act.

12.       (a)       If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then Arca Inc. and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify Arca Inc. and the Selling Stockholders that you have so arranged for the purchase of such Shares, or Arca Inc. and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or Arca Inc. and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the

Registration Statement or the Prospectus, or in any other documents or arrangements, and Arca Inc. agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and Arca Inc. and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then Arca Inc. and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and Arca Inc. and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if Arca Inc. and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of Arca Inc. and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or Arca Inc. or the Selling Stockholders, except for the expenses to be borne by Arca Inc. and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.       The respective indemnities, agreements, representations, warranties and other statements of Arca Inc., the Selling Stockholders and the several Underwriters and the Independent Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Independent Underwriter or any controlling person of any Underwriter, the Independent Underwriter or Arca Inc., or any of the Selling Stockholders, or any officer or director or controlling person of Arca Inc., or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

14.       If this Agreement shall be terminated pursuant to Section 12 hereof, neither Arca Inc. nor the Selling Stockholders shall then be under any liability to any Underwriter or the Independent Underwriter except as provided in Sections 7 and 11 hereof; but, if for any other reason any Shares are not delivered by or on behalf of Arca Inc. and the Selling Stockholders as provided herein, Arca Inc. and each of the Selling Stockholders pro rata (based on the number of Shares to be sold by Arca Inc.

and such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but Arca Inc. and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 11 hereof.

15.       In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and Arca Inc. shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to the Independent Underwriter shall be delivered by mail, telex or facsimile transmission to Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to Arca Inc. shall be delivered or sent by mail, telex or facsimile transmission to the address of Arca Inc. set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 11(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to Arca Inc. or the Selling Stockholders by you on request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Independent Underwriter, Arca Inc. and the Selling Stockholders and, to the extent provided in Sections 11 and 14 hereof, the officers and directors of Arca Inc. and each person who controls Arca Inc., any Selling Stockholder, the Independent Underwriter or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.       Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.       This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20.  Arca Inc. and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us twelve counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters and the Independent Underwriter this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Independent Underwriter, Arca Inc. and each of the Selling Stockholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to Arca Inc. and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Archipelago Holdings, Inc.
By:
Name:
Title:

The Selling Stockholders set forth in Schedule II to the foregoing agreement
By:
Name:
Title: Attorney-in-Fact

Accepted as of the date hereof

Goldman, Sachs & Co.

J.P. Morgan Securities, Inc.

Banc of America Securities LLC

Credit Suisse First Boston LLC

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Piper Jaffray & Co.

By:
(Goldman, Sachs & Co.)

SCHEDULE I

Number of Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co.
J.P. Morgan Securities, Inc.
Banc of America Securities LLC
Credit Suisse First Boston LLC
Lehman Brothers, Inc
Merrill Lynch, Pierce, Fenner & Smith, Inc.
Piper Jaffray & Co.
Bear Stearns & Co., Inc.
DA Davidson & Co.
Jeffries & Co.
Raymond James & Associates, Inc.
Sandler O’Neill & Partners, L.P.
The Williams Capital Group, L.P.
Total

SCHEDULE II

Number of Optional
Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
Arca Inc..
The Selling Stockholders:
GS Archipelago Investment, L.L.C.
E*TRADE Archipelago Holdings, L.L.C.
Instinet International Corporation
J.P. Morgan Capital, L.P.
Merrill Lynch L.P. Holdings Inc.
Charles Schwab & Co., Inc.
Spear, Leeds & Kellogg, L.P.
Fleet Securities, Inc.
Credit Suisse First Boston Next Fund, Inc.
Banc of America Technology Investments, Inc.
JL Management, LLC
Southwest Securities, Inc.
CooperNeff Group, Inc.
BNP Paribas Brokerage Services, Inc.
Gamma ECN Investors, G.P.
SLK-Hull Derivatives LLC
E*TRADE Securities LLC.
JP Morgan Securities, Inc.
Pax Clearing Corporation
OTA LLC
O’Connor & Company, LLC
Schonfeld Securities, LLC
Robertson Stephens, Inc.
Order Execution Services LLC
Lexit Capital, L.L.C.
Nomura Securities International, Inc.
Nova Fund, L.P.
Tewksbury Investment Fund Ltd.
Total

SCHEDULE III

Material Agreements

Form S-1 (File No. 333-113226)

Exhibit	Description
2.1	Exchange Agreement, dated as of January 17, 2002, among Archipelago Holdings, L.L.C., REDIBook EDN, LLC and the parties named therein.*
2.2	Contribution Agreement, dated as of November 12, 2003, between Archipelago Holdings, L.L.C. and GAP Archa Holdings, Inc.*
2.5	Contribution Agreement, dated July 12, 2000, among Archipelago Holdings, L.L.C., Pacific Exchange, Inc. and PCX Equities, Inc.*
3.3	Ninth Amended and Restated Limited Liability Company Agreement of Archipelago Holdings, L.L.C.*
3.4	Amendment No. 1 to Ninth Amended and Restated Limited Liability Company Agreement of Archipelago Holdings, L.L.C.*
4.2

Registration Rights Agreement, dated November 12, 2003, among Archipelago Holdings, L.L.C., General Atlantic Partners 77, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG, GAP-W, LLC, GAP Archa Holdings, Inc. and the Class A Members of the Archipelago Holdings, L.L.C. and the affiliates of certain of such Class A Members.

10.3	License Agreement, dated as of January 7, 1999, between Archipelago Holdings, L.L.C. and Townsend Analytics, Ltd.
10.4	Support, Development and Enhancement Agreement, dated as of January 7, 1999, between Archipelago Holdings, L.L.C. and Townsend Analytics, Ltd.
10.5	License and Distribution Agreement, dated as of January 7, 1999, between Archipelago Holdings, L.L.C. and Townsend Analytics, Ltd.
10.6	Amendment of License and Distribution Agreement, dated as of May 11, 2004, between Archipelago Holdings, L.L.C. and Townsend Analytics, Ltd.
10.16	Archipelago Holdings, L.L.C. 2000 Long-Term Incentive Plan.
10.17	Archipelago Holdings, L.L.C. 2003 Long-Term Incentive Plan.
10.18	Archipelago Holdings 2004 Stock Incentive Plan.
10.19	Archipelago Holdings Employee Stock Purchase Plan.
10.20	Archipelago Holdings Management Annual Bonus Plan.
10.23	Credit and Security Agreement, dated as of October 23, 2003, between Archipelago Exchange, L.L.C. and JPMorgan Chase Bank.
10.26	Employment Agreement, dated December 19, 2001, between Archipelago Holdings, L.L.C. and Gerald D. Putnam.
10.27	Amendment, dated May 4, 2004, to the Employment Agreement between Archipelago Holdings, L.L.C. and Gerald D. Putnam.
10.30	Third Amendment to Sublease, dated as of May 15, 2004, between Townsend Analytics Ltd. and Archipelago Holdings, L.L.C.
10.31	Office Lease, dated October 31, 2003, between MJH Wacker LLC and Archipelago Holdings, L.L.C.
10.33	Amended and Restated Facility Services Agreement, dated as of March 22, 2002, among Archipelago Holdings, L.L.C., Pacific Exchange, Inc. and PCX Equities, Inc.

* With respect to this agreement, such counsel’s opinion is limited solely to the terms and provisions contained therein which remain in full force and effect after the Incorporation Transactions.

ANNEX I

DESCRIPTION OF COMFORT LETTER

Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i)          They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii)         In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been [separately] furnished to the representatives of the Underwriters (the “Representatives”)[and are attached hereto];

(iii)        They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which [have been separately furnished to the Representatives][are attached hereto] and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(iv)        The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v)         They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation
S-K;

(vi)        On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)        (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B)         any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C)         the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

(D)        any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)         as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of

AI-2

capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F)         for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii)       In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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ANNEX II

FORM OF LOCK-UP AGREEMENT

Archipelago Holdings, Inc.

Lock-Up Agreement

________, 2004

Goldman, Sachs & Co.

J.P. Morgan Securities, Inc.

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY  10004

Re:	Archipelago Holdings, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

          The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Archipelago Holdings, Inc., a Delaware corporation (the “Company”), providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 (File No. 333-113226) filed with the Securities and Exchange Commission (the “SEC”).

          In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the final Prospectus covering the public offering of the Shares (the “Agreement Term”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

          The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

          Notwithstanding the foregoing, the undersigned may (A) transfer the Undersigned’s Shares (i) to the Underwriters pursuant to the Underwriting Agreement, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iv) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters and (B) exercise any options or other rights granted under the Archipelago Holdings, L.L.C. 2000 Long-Term Incentive Plan, the Archipelago Holdings, L.L.C. 2003 Long-Term Incentive Plan, the Archipelago Holdings 2004 Stock Incentive Plan or the Archipelago Holdings Employee Stock Purchase Plan, each as amended, modified or supplemented from time to time, and outstanding on the date hereof (collectively, the “Benefit Plans”), provided that, (x) notwithstanding the terms of any Benefit Plan, during the Agreement Term the payment for such exercise shall be made solely in cash and (y) the shares of Common Stock of the Company received by the undersigned pursuant to his, her or its exercise of such options or other rights granted under any Benefit Plan shall remain subject to the terms of this Lock-Up Agreement.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

          In addition, if the undersigned is a broker-dealer registered with the SEC under Section 15(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) whose activities in the ordinary course of business include the purchase and sale of securities in the secondary market, the restrictions set forth herein shall not prohibit the undersigned, subject to the provisions of the Agreement Among Underwriters relating to the offering of the Shares, from the ordinary course purchase and sale of any securities that it acquires in the secondary market after the date of the final Prospectus covering the public offering of the Shares.

          Further, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation or to any affiliate, as defined in NASD Rule 2720(b)(1), of such corporation, so long as such transfer does not require any filing with, or report to, the SEC pursuant to either Section 13 or Section 16 of the Exchange Act; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.  The undersigned now has, and, except as contemplated by clause (i), (ii), (iii) or (iv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s

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transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.  This Lock-Up Agreement shall lapse and become null and void if the offering shall not have been consummated on or before December 31, 2004.

          The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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ANNEX II(a)

[FORM OF OPINION OF CRAVATH, SWAINE & MOORE LLP]

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ANNEX II(b)

[FORM OF OPINION OF SULLIVAN & CROMWELL LLP]

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ANNEX II(c)

[FORM OF OPINION OF BAKER & MCKENZIE]

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ANNEX II(d)

[FORM OF OPINION OF COUNSEL FOR EACH SELLING STOCKHOLDER]

          [Date, 2004]

Goldman, Sachs & Co.,

J.P. Morgan Securities, Inc.

Banc of America Securities LLC

Credit Suisse First Boston LLC

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Piper Jaffray & Co.

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004

Archipelago Holdings, Inc.

Ladies and Gentlemen:

                   We have acted as counsel to [Name of Selling Stockholder(s)], a [State] [limited partnership] [limited liability company] [corporation] (collectively, the “Seller”) in connection with the sale by the the Seller of shares (“Shares”) of common stock, par value $.01 per share (the “Common Stock”), of Archipelago Holdings, Inc., a Delaware corporation (the “Company”), pursuant to an underwriting agreement (the “Underwriting Agreement”), dated [  ], 2004 by and among Goldman, Sachs & Co., J.P. Morgan Securities, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Lehman Brothers Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated, Piper Jaffray & Co. and the Underwriters named on Schedule I thereto (the “Underwriters”), for whom you are acting as representatives, the Company, and the Selling Stockholders listed on Schedule II thereto (the “Selling Stockholders”).  This opinion is being furnished at the request of the Company and the Selling Stockholders as contemplated by Section 8(e) of the Underwriting Agreement.  Capitalized terms not otherwise defined in this letter shall have the meanings given to them in the Underwriting Agreement.

                   In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

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(i)	the Underwriting Agreement;
(ii)	the Power-of-Attorney and Custody Agreements executed by the Seller, and
(iii)	stock certificates of the Seller.

                   In addition, we have examined:  (i) such [limited partnership] [limited liability company] [corporate] records of the Seller as we have considered appropriate, including a copy of the certificate of [limited partnership] [limited liability company] [incorporation], as amended, and [limited partnership agreement] [limited liability company agreement] [articles of incorporation and by-laws], as amended, of the Seller certified by the Seller as in effect on the date of this letter (collectively, the “Documents”) and copies of resolutions of the [general partner] [managing member] [board of directors] of the Seller relating to the sale by it of shares of Common Stock pursuant to the Underwriting Agreement certified by it; and (ii) such other certificates, agreements, and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below.  We have also relied upon the factual matters contained in the representations and warranties of the Seller, in its capacity as a Selling Stockholder, made in the Underwriting Agreement, the Power-of-Attorney and Custody Agreements and upon certificates of public officials and the Seller.

                   In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic or reproduced or conformed copies of valid existing agreements or other documents, and the authenticity of all such latter documents and that the statements regarding the matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

                   We have also assumed, without independent investigation, that the Underwriting Agreement has been duly authorized and executed by, and represents a legal, valid and binding obligation of, each party thereto other than the Seller and the Company.

                   Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Seller in connection with the Underwriting Agreement and without any independent verification.

                   Based on the foregoing, and subject to the assumptions, exceptions and qualifications as set forth herein, we are of the opinion that:

                   1.       A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by the Seller and constitute valid and binding agreements of the Seller in accordance with their terms.

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                   2.       The Underwriting Agreement has been duly executed and delivered by or on behalf of the Seller; and the sale of the Shares to be sold by the Seller hereunder and the compliance by the Seller with all of the provisions of the Underwriting Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will such action result in any violation of the provisions of the [Partnership Agreement] [Limited Liability Company Agreement] [Certificate of Incorporation or By-laws] of the Seller or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Seller or the property of the Seller.

                   3.       No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the Shares to be sold by the Seller thereunder, except such as have been obtained under the Securities Act of 1933 and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters.

                   4.       Upon payment for the Shares to be sold by the Seller as provided in the Underwriting Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such shares in the name of Cede or such other nominee and the crediting of such Shares on the records of DTC to securities accounts of the Underwriters, (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement (having assumed for this purpose  that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its Certificate of Incorporation, By-Laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account(s) of the Underwriters on the records of DTC will have been made pursuant to the UCC).

                   In rendering the opinion contained in paragraph 4 of this letter, we have relied upon a certificate of the Seller in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by the Seller.  We believe that both you and we are justified in relying upon such certificate.

                   The opinions expressed herein are limited to the laws of the State(s) of [State] and the federal laws of the United States of America.  Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.  This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting

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Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

[Counsel to Selling Stockholder]

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